UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2004

CENTERPOINT PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-12630	36-3910279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1808 Swift Road, Oak Brook, Illinois 60523

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (630) 586-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

(a)                                  On August 17, 2004, the Board of Trustees extended the Amended and Restated Non-Competition Agreement dated July 31, 1996 by and between Robert L. Stovall and the Company through May 2005.  This agreement is filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

(b)                                 As previously reported in the Company’s Current Report on Form 10-Q for the quarter ended September 30, 2004, the Board of Trustees extended the terms of certain expired employment contracts.  These extended agreements are with the following executives: John S. Gates, Jr., Michael M. Mullen, Paul S. Fisher, Rockford O. Kottka and Paul Ahern.

Item 9.01  Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description

12.1	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTERPOINT PROPERTIES TRUST
a Maryland business trust

Dated: December 7, 2004	By:	/s/ Paul S. Fisher
Paul S. Fisher
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

12.1	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends.